EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value HK$0.10 per share, of Asia Satellite Telecommunications Holdings Limited, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings.

Dated: February 16, 2007	CITIC GROUP

/s/ Mi Zeng Xin
	By:	Mi Zeng Xin
	Title:	Executive Director and Vice President

CITIC PROJECTS MANAGEMENT (HK) LIMITED

/s/ Mi Zeng Xin
	By:	Mi Zeng Xin
	Title:	Director

CITIC ASIA LIMITED

/s/ Mi Zeng Xin
	By:	Mi Zeng Xin
	Title:	Director

ABLE STAR ASSOCIATES LIMITED

/s/ Ko Fai Wong
	By:	Ko Fai Wong
	Title:	Director